UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2015

Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2015 Annual Meeting held on May 6, 2015.

Each of the three directors nominated for election was elected to serve until the Company’s 2018 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Andreas C. Kramvis	53,013,518	296,695	3,778,708
Maritza Gomez Montiel	53,143,076	167,137	3,778,708
Ralf K. Wunderlich	49,807,546	3,502,667	3,778,708

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

47,180,789	6,057,205	72,219	3,778,708

Stockholders approved the AptarGroup, Inc. 2015 Director Restricted Stock Unit Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

48,240,100	5,007,958	62,155	3,778,708

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

56,730,822	300,095	58,004	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: May 11, 2015	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary